                                                                    EXHIBIT 10.2


                             PRODUCTION AGREEMENT
                             --------------------


          THIS PRODUCTION AGREEMENT (the "Agreement") is made and entered into as of January 27, 1998, by and between BARIATRIX INTERNATIONAL, INC., a Vermont corporation ("Bariatrix") and BIO-ENGINEERED FOODS, INC., a Delaware corporation ("BFI").

                                    RECITALS
                                    --------

          A. Bariatrix is in the business of producing nutritional food products. BFI is in the business of distributing such products.

          B. Bariatrix has produced certain products for distribution by BFI under a series of Production Agreements, the most recent of which was dated November 13, 1996 (the "Prior Agreement").

          C. The parties wish to provide for the on-going production of products by Bariatrix for BFI on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, the parties hereto, for good and sufficient consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

1.  DESCRIPTION OF PRODUCTS
    -----------------------

          The products to be produced by Bariatrix under this Agreement for sale to BFI (the "Products") shall consist of the following:

          1.1 The nutritional bars currently produced by Bariatrix to match the nutritional profiles and names provided by BFI, as identified on Schedule 1 to this Agreement, including any new flavors or sizes thereof ("Bars");

          1.2 The nutritional drink mixes currently produced by Bariatrix to match the nutritional profiles and names provided by BFI, as set forth on
Schedule 1 to this Agreement, including any new flavors or sizes thereof ("Mixes");

          1.3 Any new or additional products mutually agreed to in writing by the parties hereto.

*Confidential portions omitted and filed separetely with the Commission.

2.  PRODUCTION QUANTITIES
    ---------------------

          2.1  During each calendar month during the term of this Agreement, BFI
will order from Bariatrix and accept delivery of, at a minimum, [   *   ] Bars.
BFI will order from Bariatrix and accept delivery of, at a minimum, [   *   ]
Bars during each calendar year during the term of this Agreement, commencing with the calendar year ending December 31, 1998.

          2.2 During the term of this Agreement (as set forth in Section 12), BFI will provide to Bariatrix a purchase order for the Products it wishes to purchase during the period stated in such purchase order. Subject to the provisions of Section 2.5 below, Bariatrix will produce and deliver such Products in accordance with the terms and conditions of the purchase order, within a variation of plus ten percent (10%) and minus five percent (5%) from the total quantity specified in the purchase order for each flavor. Bariatrix
will invoice BFI on the actual amount delivered and accepted by BFI.   The
actual production and delivery of Products will be coordinated pursuant to the production scheduling process described in Section 2.5 below.

          2.3  Bariatrix agrees to produce not less than [   *   ] Bars per
calendar month, to the extent ordered by BFI under Section 2.2. Upon 30 days' prior written notice by BFI to Bariatrix, Bariatrix will increase its minimum monthly production capability to 4 million Bars. Bariatrix will use all commercially reasonable efforts to fill orders in excess of the monthly minimum requirement set forth in this Section. The quantities of the Bars produced by Bariatrix in any month will be in the respective flavors ordered by BFI, except for reasonable and minor variations necessitated by production efficiencies.

          2.4  Bariatrix agrees to produce not less than (i) [   *   ] cases of
15-serving canisters (six canisters per case; "cases") of the Mixes per calendar
month, and (ii) [   *   ] single-serving packets ("packets") of the Mixes per
calendar month, each to the extent ordered by BFI under Section 2.2. Upon 30 days' prior written notice by BFI to Bariatrix, Bariatrix will increase its
minimum monthly production to [   *   ] cases and [   *   ] packets of the
Mixes. Bariatrix will use all commercially reasonable efforts to fill orders in excess of the monthly minimum requirement set forth in this Section. The quantities of the Mixes produced by Bariatrix in any month will be in the respective flavors ordered by BFI, except for reasonable and minor variations necessitated by production efficiencies. BFI will not be required to order any minimum quantities of the Mixes. If BFI cancels any part of a purchase order for Mixes in a given month, Bariatrix's monthly minimum production requirement for such month shall be reduced by the number of units of the Mixes cancelled.

          2.5 Production of the Products will be coordinated in accordance with the following:

          2.5.1 Prior to 11:00 a.m. Pacific Time on each Monday during the term of this Agreement, Bariatrix will provide BFI with a written rolling production schedule with respect to the production and delivery of Products ordered by BFI (each a "Production Schedule"). Each Production Schedule will specify the dates and quantities of production and delivery of

*Confidential portions omitted and filed separetely with the Commission.

the Products for the workweek that begins on the following Monday ("Week 1"), the workweek that begins on the second following Monday ("Week 2"), and the workweek that begins on the third following Monday ("Week 3").

          2.5.2 BFI will notify Bariatrix within one day of receipt whether the Production Schedule is approved by BFI. If BFI notifies Bariatrix that the Production Schedule is not reasonably acceptable to BFI, then, subject to
Section 2.5.3, Bariatrix will use its best efforts to revise the Production Schedule to address BFI's concerns.

          2.5.3 The parties agree that, once the quantities and time schedule in a Production Schedule have been approved by BFI, then (except as permitted by Section 19) they may only be changed to the extent set forth below. The quantities and schedule set forth in the Production Schedule for Week 1 may be not be changed from those set forth for such week in the prior Production Schedule. The quantities and schedule contained in the Production Schedule for Week 2 may be changed at the request of BFI no later than the Monday before the commencement of Week 2 (i.e., the Monday of Week 1), to the extent deemed commercially necessary by BFI, but BFI agrees to act in good faith to minimize such changes. The quantities and schedule in the Production Schedule for Week 3 may be changed at the request of BFI no later than the Monday before the commencement of Week 2, as BFI deems reasonably necessary. Bariatrix will provide BFI with production quantity figures on the day following each production run.

          2.5.4 If Bariatrix fails to meet the quantities and time schedule set forth in a Production Schedule, Section 4 hereof will apply. In addition, BFI may cancel the remaining unproduced portion of the relevant purchase order, if such delay continues for more than fifteen (15) days (on and after June 1, 1998, such 15-day period will be reduced to ten (10) days). If BFI cancels any part of a purchase order for Bars in a given month, Bariatrix's monthly minimum production requirement for such month shall be reduced by the number of Bars cancelled.

          2.5.5 Nothing in this Section 2.5 will be deemed to limit Bariatrix's obligation to deliver the minimum monthly requirements for the Products set forth in Section 2.3 or Section 2.4 above.

     2.6 Both parties agree that the goal of this Section 2 is to ensure the timely fulfillment of all BFI's customers' orders by meeting BFI's production schedules and purchase orders for each flavor. Bariatrix agrees that it will inform BFI immediately, or in any case within one business day, of any real or anticipated delays. Bariatrix also agrees that, in the event of lost production time for any reason except through fault of BFI, BFI will be given first priority from among Bariatrix's other customers in making up production schedules.

     2.7 Bariatrix hereby agrees to maintain a production schedule sufficient to allow BFI to maintain its finished goods inventory at minimum levels as specified on Schedule 2 to this Agreement. BFI reserves the right to change the required minimum finished goods inventory

*Confidential portions omitted and filed separetely with the Commission.

with forty-five (45) days prior notice. Bariatrix will have until January 1, 1998, to achieve the minimum inventory levels set forth on Schedule 2. In the event of an increase in an inventory level requested by BFI as described above, Bariatrix will have 45 days after BFI's written request to achieve such level. Bariatrix will update information with respect to the inventories of the Products daily on its computer system, and will provide twenty-four hour access to such information to BFI by means of a computer modem connection.

     2.8 Bariatrix will produce all Products at Bariatrix's facility in Lachine, Quebec, Canada. The foregoing notwithstanding, Bariatrix may produce Products at another of its facilities if (i) the equipment and processes of such alternate facility are of a quality at least as good as those of Bariatrix's Lachine facility, (ii) production at such alternate facility would not result in increased transit time for the Products to the delivery point set forth in
Section 5.1, and (iii) Bariatrix has received BFI's express written approval of such alternate production facility, which approval will not be unreasonably withheld.

     2.9 Bariatrix covenants and agrees to maintain at all times sufficient inventories of ingredients and supplies to meet its obligations hereunder.

3.   PRICES; PAYMENT TERMS
     ---------------------

     3.1 The initial price schedule for the Products is set forth on Schedule 3, and is exclusive of the costs of the Product Packaging (as defined in Section
7), which will be provided by BFI. The price for any Product includes Bariatrix's cost of (i) inserting the Products into the Product Packaging, and
(ii) usual domestic packing of good quality so as to sustain (without damages) normal domestic air and/or motor freight transportation to point of delivery. The parties agree that such usual domestic packing includes, without limitation, putting shrink wrap on individual boxes of the Products (or using an alternatively approved carton closure system), placing such individual boxes in corrugated cardboard containers with shipping labels attached, and putting such containers on pallets, including adequate pallet wrap. Any other special packing, boxing, crating, or cartage which is required by BFI will be for BFI's account unless specifically agreed to in writing between the parties.

     3.2 Bariatrix will have the right to adjust the prices to be paid for the Products hereunder by providing to BFI a notice of such a price adjustment not less than ninety (90) days prior to the proposed effective date of such price adjustment. Any such price adjustment will be made only if required by the aggregate effect of (i) actual changes in the cost of labor to Bariatrix; (ii) actual changes in the U.S./Canadian currency exchange rate; and (iii) actual changes in the cost of the ingredients utilized in the Products. Bariatrix will provide BFI with documentary evidence of the changes in such factors together with the notice of the price adjustment. Any proposed price increase will not exceed, on a percentage basis, the increase in the weighted average (as set forth below) of these three factors since the date of the last price adjustment. The three factors shall be weighted based upon their respective percentage contributions to the cost of the relevant Product over the immediately preceding twelve months. Should BFI reject the proposed price adjustment, then Bariatrix may cease production

*Confidential portions omitted and filed separetely with the Commission.

of the item concerned, or, if requested by BFI, reformulate the item with the approval of BFI to meet the requirements of economic manufacturing. Bariatrix agrees that it will not increase the prices set forth on Schedule 3 at any time prior to May 31, 1998, unless it has experienced unforeseen and material increases in the three factors listed above. In the event of a significant reduction in any of the three factors listed above, Bariatrix will promptly notify BFI of such reduction, and the parties agree to implement an equitable price reduction as negotiated in good faith by the parties.

     3.3 Payment terms will be [ * ] after the date of Bariatrix's invoice. Such invoice will be dated no earlier than the date of the delivery of the ordered Products as specified in Section 5.1. If BFI makes payment on an invoice within ten (10) days of its date, BFI may take a [ * ] discount from the payment amount on such invoice, provided that no other invoices to BFI are then overdue. Bariatrix will provide invoices to BFI by overnight delivery. Interest will accrue and be payable at a rate of 1% per month on any amounts not timely paid. If BFI is more than fifteen (15) days late in the payment of any invoice, Bariatrix shall have the right to cease production of the Products, and any resulting delay in production or delivery shall be deemed the responsibility of BFI. The foregoing sentence shall not apply to any amount where the amount due is disputed in good faith by BFI, and BFI has paid in full the undisputed portion of the invoice.

     3.4 Bariatrix represents and warrants that the prices set forth herein do not and will not violate any federal, state, county or municipal law or regulation relative to price discrimination, price-fixing, or price stabilization. Without limiting the foregoing, Bariatrix will not communicate with any other supplier or potential supplier of Products to BFI with respect to the pricing of the Products.

4.   FINANCIAL INCENTIVE FOR TIMELY PERFORMANCE
     ------------------------------------------

     4.1 The parties acknowledge that if Bariatrix is unable to supply ordered Products in the expected time frame, BFI will be forced to incur additional costs in the way of rush charges from other suppliers, additional shipping charges, overtime, additional Product Packaging costs and other expenses. In addition, BFI's relations with its customers and its ability to compete in its markets may be damaged by any inability to supply Products. The parties further acknowledge that it may be impossible, impracticable or burdensome for BFI to quantify these expenses and potential damages.

     4.2 Accordingly, as an additional incentive for Bariatrix to provide ordered Products on a timely basis as required by Section 2, the parties hereby agree that, if the number of Bars produced and delivered by Bariatrix in any given week is less than 95% of the number of Bars specified in the latest BFI-approved Production Schedule for such week, and if the production is not made up within ten working days, then Bariatrix will rebate to BFI an amount equal to [ * ] multiplied by the number of Bars constituting such underage.

     4.3 If the number of cases of Mixes produced and delivered by Bariatrix in any

*Confidential portions omitted and filed separetely with the Commission.

given week is less than 95% of the number of cases of Mixes specified in the latest BFI-approved Production Schedule for such week, then Bariatrix will rebate to BFI an amount equal to [ * ] multiplied by the number of cases constituting such underage. In addition, if the number of packets of Mixes produced and delivered by Bariatrix in any given week is less than 95% of the number of packets of Mixes specified in the latest BFI-approved Production Schedule for such week, and if the production is not made up within ten working days, then Bariatrix will rebate to BFI an amount equal to [ * ] multiplied by the number of packets constituting such underage. Such rebate will be paid by Bariatrix to BFI (or, at Bariatrix's option, credited against amounts owed to Bariatrix by BFI for subsequent Product orders) within ten (10) days after the end of such week.

5.  DELIVERIES
    ----------

    5.1 The Products will be shipped F.O.B. the warehouse maintained by Bariatrix for BFI at 2065 Shelburne Road, Shelburne, Vermont. The foregoing notwithstanding, with respect to any Products (including Bars, Mixes and any combination thereof) that may be shipped to a single destination west of Denver, Colorado, designated by BFI, in a full truckload (meaning 20 to 24 pallets), the shipping costs for such Products will be paid by Bariatrix. Title to the Products, and all risk of loss or damage, will transfer to BFI at the F.O.B. point in Shelburne, Vermont.

     5.2 The Products will be delivered free and clear of any and all liens, security interests or encumbrances, except that Bariatrix will be entitled to claim a lien and/or security interest on the Products to secure payment in full of the amounts due in accordance with Section 3 hereof in addition to all other rights and remedies to which it may otherwise be entitled. BFI hereby agrees to execute promptly such financing statements and other documents as may be necessary to perfect and protect such liens and security interest. The foregoing notwithstanding, any security interest in the products will terminate upon their sale by BFI in the ordinary course of BFI's business.

6.   PRODUCT QUALITY; INSPECTION
     ---------------------------

     6.1 Bariatrix represents and warrants that the Products will be free of defects and fit for their intended purposes. Bariatrix further represents and warrants that the Products will be manufactured to match the formulations, nutritional profiles and names supplied by BFI in all material respects. During the term of this Agreement, Bariatrix will have the right without prior notification to BFI, to make minor processing adjustments to take advantage of new technology deriving from Bariatrix's ongoing research program or to improve manufacturing processes, providing that such changes do not modify the ingredient listings, nutritional profiles, appearance, taste, texture, shelf life, net weight, labeling requirements, or shape of the Products. In the event that such adjustments would result in modification of any of these aspects, Bariatrix will notify BFI and refrain from making the adjustments without BFI's prior written consent. Bariatrix further represents that the Products will be represented by internal product codes established, or to be established, for each Product.

*Confidential portions omitted and filed separetely with the Commission.

     6.2 Bariatrix represents and warrants that: all Products produced and packaged for sale in the United States will be manufactured, stored and shipped by Bariatrix in accordance with (i) all applicable standards of the U.S. Food and Drug Administration, (ii) the requirements of the Fair Labor Standards Act of 1938, as amended, and regulations and orders pursuant thereto issued by the U.S. Department of Labor (to the extent applicable) and (iii) all other federal, state, and local laws, rules and regulations; all Products produced and packaged for sale in Canada will be manufactured, stored and shipped by Bariatrix in accordance with (i) all applicable standards of the Canadian Department of Agriculture, and (ii) all other Canadian national, provincial, and local laws, rules and regulations; and all Products will be manufactured in accordance with
(i) prudent manufacturing practice, and (ii) the current Standard Operating Procedures for Good Manufacturing Practice as maintained by Bariatrix. Bariatrix further represents and warrants that all Products produced and packaged for sale outside the United States or Canada will be manufactured to meet any and all standards referenced on their labels or otherwise known to or communicated to Bariatrix. BFI represents and warrants that the Products will be maintained and stored by BFI in accordance with reasonable instructions provided by Bariatrix and all applicable standards of the U.S. Food and Drug Administration, and other federal, state, and local laws, rules and regulations and prudent practice.

     6.3 Upon delivery of the Products, BFI may inspect a representative sample of the Products and reject the shipment if, by normal quality assurance statistical methods, the shipment does not conform to the quality of previous Products manufactured and sold by Bariatrix to BFI, provided that it notifies Bariatrix of such rejection within three business days of the delivery of such Products. Upon provision of such notice, such Products will become the property of Bariatrix and will be promptly removed from BFI property at Bariatrix's sole cost and expense. Bariatrix shall then promptly replace such nonconforming Products with conforming Products at its sole cost and expense. Variations in the organoleptic properties and/or analytical values attributable to fluctuations in ingredient properties within specification ranges and outside the control of Bariatrix will not be deemed sufficient ground for rejection of the Products. However, nothing herein limits Bariatrix's warranties with respect to the Products.

     6.4 For each production run of any of the Products, Bariatrix will promptly provide BFI with an accurate certificate of analysis which describes
(i) average weight, (ii) protein, carbohydrate and fat content, and (iii) microbiological testing of the Product. Technical specification testing will be based on randomized samples taken at the beginning, middle, and end of each production run with the required numbers of Products per sample to give sufficient statistical validity to guarantee that the composition of an order meets specifications as defined within the norms applicable to the food industry and with regard for limits of ingredient variation and analytical error. Bariatrix will also provide BFI with four displays of the Products from each production run by overnight delivery for BFI's own independent testing purposes.

*Confidential portions omitted and filed separetely with the Commission.

     6.5 During the term of this Agreement, BFI's representatives will have the right to inspect the production facilities of Bariatrix (i) at any time, upon twenty-four (24) hours prior notice to Bariatrix (unless Bariatrix provides BFI with evidence reasonably satisfactory to BFI that Bariatrix is then producing products that are subject to a confidentiality agreement between Bariatrix and a third party), or (ii) at any time when Bariatrix is actually producing the Products, without prior notice.

     6.6 At all times during the term of this Agreement, Bariatrix will maintain Kosher certification of its production facilities and processes.

7.   PRODUCT PACKAGING
     -----------------

     BFI will provide the materials necessary for packaging the Products (the "Product Packaging"). Prior to the printing of Product Packaging, BFI will provide Bariatrix with samples of the Product Packaging to be used, including the product labeling included therein, so that Bariatrix may evaluate the material and design of the Product Packaging and review such labeling to make sure the list of ingredients and the nutritional analysis thereon are accurate. Bariatrix will notify BFI of its approval of the material and design of Product Packaging, and of the accuracy of the labeling, within three (3) business days of receipt, unless a longer period is approved by BFI in its sole discretion. The parties acknowledge that Bariatrix has so reviewed BFI's existing Product Packaging (including, without limitation, the labeling). Any change in the Product Packaging is subject to Bariatrix's approval, provided, however, that Bariatrix will not withhold such approval so long as the listing of ingredients and nutritional analysis are accurate.

8.   EXCLUSIVE PRODUCTION
     --------------------

     8.1 During the term of this Agreement, including any renewal or extension, and for a period of one (1) year thereafter, Bariatrix will not produce or sell in any sales venue, for any person or entity other than BFI, any nutritional food or drink products using formulations similar to those of the Products. Without limiting the foregoing, Bariatrix agrees not to produce or sell for any person or entity other than BFI bars or mixes promoted or marketed as "40-30-30" (meaning containing proportions of the three macronutrients as follows: 37% to 43% of calories from carbohydrate, 27% to 33% of calories from dietary fat and 27% to 33% of calories from protein) for sale in, or which are sold in, the natural foods, sports, grocery, or convenience store markets or in any other retail outlets worldwide. Production of 40-30-30 bars (i) under the trade name BioZone for sale by Envion only in its existing network marketing program, (ii)
                           ----
for Dr. Barry Sears for sales direct to the consumer only by either mail order
                                                     ----
or through a line of weight loss centers, but no other retail outlet, or (iii) to be sold as meal replacements in Canadian medical centers, but not at retail, which meet the Canadian meal replacement requirements, does not violate this Section so long as such bars do not utilize BFI's Proprietary Materials (as defined in Section 9.

     8.2 The provisions of Section 8.1 will not apply if BFI enters bankruptcy, becomes

*Confidential portions omitted and filed separetely with the Commission.

insolvent, otherwise ceases to conduct their business, or if the Agreement is terminated pursuant to Section 12.3 because of a breach by BFI.

     8.3 Formulation, development and manufacture by Bariatrix of any future Products for BFI, and any enhancements of existing Products, will be subject to the same terms and conditions as set forth in Sections 8 and 9, unless the parties agree to cover such future Products in a separate agreement.

     8.4 Bariatrix will notify BFI promptly if any person or entity approaches Bariatrix requesting that it produce any product which would use any trademark of BFI (including, without limitation, "Balance," "Balance Bar," "The Complete Nutritional Food(R)," "40-30-30 Naturally" or "40-30-30 Balance"), any variant of any such trademarks, or any name or mark similar thereto.

9.   PROPRIETARY MATERIALS; COORDINATION WITH NELLSON
     ------------------------------------------------

     9.1 The parties acknowledge that the formulations and ingredient specifications of the Products and all marketing plans, marketing and sales data, financial information and customer lists and preferences of BFI (collectively, "Proprietary Materials") constitute trade secrets of BFI. BFI hereby grants Bariatrix a limited, non-exclusive license to use the Proprietary Materials solely for the purposes set forth in this Agreement. Bariatrix agrees not to use or disclose such Proprietary Materials (or any past formulations of the Products), other than in accordance with this Agreement, without the written consent of BFI except where required by law. Bariatrix will hold all such Proprietary Materials in complete and strict confidence, and will maintain the confidentiality of all such Proprietary Materials. In event of termination of the Agreement, Bariatrix will return to BFI all Proprietary Materials and will not keep any copies of such Proprietary Materials or any portions thereof, except a single archival copy as may be required for any subsequent legal inquiry or investigation.

     9.2 Bariatrix acknowledges that BFI currently also contracts with Nellson Candies, Inc. ("Nellson") to produce the Products and that BFI is free to seek additional sources of supply without violating this Agreement. Bariatrix agrees to cooperate with Nellson and other future suppliers, as reasonably requested by BFI, in order to standardize the Products produced by Bariatrix, Nellson and such future suppliers, if any, to comply with the formulations contained in the Proprietary Materials. Such cooperation will include, without limitation, the modification of Product formulations and ingredient specifications and the reasonable coordination of production processes, in each case to the extent requested by BFI, but will not require the disclosure of proprietary information with respect to the productions processes of Bariatrix.

10.  INSURANCE
     ---------

*Confidential portions omitted and filed separetely with the Commission.

     Bariatrix will maintain products liability insurance with an insurer satisfactory to BFI with at least a Ten Million Dollar ($10,000,000) limit on liability, which policy will reflect BFI as an additional insured. Copies of such policies and certificates for such insurance will be provided to BFI within thirty (30) days of the date of execution hereof. Such policy will provide not less than thirty (30) days' prior notice to BFI in the event of its cancellation. Bariatrix will maintain such insurance throughout the term of this Agreement.

11.  EXPORT
     ------

     At BFI's request, Bariatrix will use its reasonable efforts to cooperate with BFI in connection with the satisfaction of all governmental and other requirements with respect to the export of the Products including, without limitation, applications for U.S. export licenses.

12.  TERM
     ----

     12.1 Unless earlier terminated pursuant to Section 12.2 or Section 12.3 below, this Agreement will continue until December 31, 2002. On December 31 of each year during the term of this Agreement, commencing December 31, 1998, the remaining term of this Agreement will be extended automatically for an additional year, unless either party shall have given the other written notice of non-renewal at least one hundred eighty (180) days prior to such December 31.

     12.2 BFI may terminate this Agreement at any time, for any cause or without cause, upon 360 days prior written notice to Bariatrix.

     12.3 Either party may terminate this Agreement at any time upon the occurrence of one or more of the following events with respect to the other party (the "Defaulting Party"):

           (a) failure to pay any amounts within sixty (60) days of when due;

           (b) Subject to the provisions of Section 19, the breach of or default under any material provision of this Agreement if the Defaulting Party has been provided thirty (30) days' prior written notice of its breach or default and, during such period, the Defaulting Party has failed to cure such breach or default, or

           (c) the bankruptcy or insolvency of the Defaulting Party.

Such termination will not abridge or limit the right of either party to seek damages or other redress as a result of such breach.

     12.4 The provisions of Sections 6.1, 6.2, 8 (subject to Section 8.2), 9, 10, 13 and 17 will survive any termination of this Agreement.

13.  INDEMNIFICATION
     ---------------

*Confidential portions omitted and filed separetely with the Commission.

     13.1 Each of the parties (the party indemnifying the other is hereinafter referred to as the "Indemnifying Party") will indemnify, defend and hold the other party (the "Indemnified Party") and its directors, officers, employees, agents, attorneys, insurers, shareholders and affiliates (its "Related Persons") harmless from and against any claims, damages, liabilities, costs and expenses, including the reasonable fees and expenses of counsel (collectively, "Losses"), resulting from any breach or violation of any representation, warranty, covenant or agreement of such party set forth in this Agreement.

     13.2 BFI will indemnify and hold Bariatrix and its Related Persons harmless from and against any Losses arising out of or in connection with the Proprietary Materials and the use and distribution of Product Packaging, including, without limitation, any claim based on an alleged infringement of the patent, trademark, or other intellectual property rights of another party arising out of such items, except to the extent that (i) such Losses are attributable to any negligence or misconduct of Bariatrix, (ii) such Losses relate to the methods of production of the Products employed by Bariatrix; or
(iii) such Losses relate to the accuracy of the list of ingredients or nutritional analysis set forth on the Product Packaging.

     13.3 Bariatrix will indemnify and hold BFI and its Related Persons harmless from and against any Losses arising out of or in connection with (i) the manufacture, production or shipment of the Products, including, without limitation, any product liability claims with respect to the Products, or (ii) the accuracy of the list of ingredients and nutritional analysis set forth on the Product Packaging.

     13.4 The Indemnifying Party will have the right to defend any third party claim, action or proceeding wherein the Indemnified Party and/or its Related Persons are entitled to indemnification under the provisions of this Section; provided, however, that the Indemnifying Party must conduct the defense of the third party claim actively and diligently thereafter to preserve its rights in this regard. The Indemnified Party and any Related Person may retain separate co-counsel at its or their sole expense and participate in the defense of the third party claim. Neither party will settle any such claim, action, or proceeding without the other party's consent or approval, unless the proposed settlement involves only the payment of money damages by the settling party and does not impose an injunction or other equitable relief on the other party or such Related Persons. The Indemnified Party will fully cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party in the defense or settlement of any claim, action or proceeding subject to the provisions of this Section.

14.  ASSIGNMENT
     ----------

     Bariatrix will not transfer or assign its rights and obligations hereunder without the prior written consent of BFI, other than as part of a Transaction (as defined in Section 15).

15.  CHANGE IN CONTROL OF BARIATRIX
     ------------------------------

*Confidential portions omitted and filed separetely with the Commission.

     15.1 Bariatrix agrees not to merge, transfer a controlling interest in its capital stock, or transfer all or substantially all of its assets (other than in the ordinary course of its business), and _____________________ (the "Bariatrix Shareholders") agree not to transfer all or any substantial portion of the capital stock of Bariatrix, without complying with Section 15.2. Any of the above transactions is referred to herein as a "Transaction."

     15.2 Prior to a transfer referenced in Section 15.1, Bariatrix or the Bariatrix Shareholders, as appropriate, must first give written notice of such intent to BFI (a "Transfer Notice"). The Transfer Notice shall be accompanied by a copy of any proposed transfer agreement, and must name the proposed transferee, describe its business background, and specify the terms of the transfer, including price and payment terms (collectively the "Offered Terms"). For thirty (30) days following delivery of the Transfer Notice, BFI shall have the option to enter into a binding agreement to purchase the assets or capital stock of Bariatrix on the Offered Terms as set forth in the Transfer Notice. If BFI does not exercise this option within the specified thirty-day period, then the party transmitting the Transfer Notice may complete the transaction described therein on the Offered Terms (or terms more favorable to the seller than the Offered Terms), provided that such transaction is consummated within sixty (60) days after the end of such thirty-day period. The right of first refusal contained herein shall thereupon terminate. If the transaction is not contemplated within this sixty-day period, then the transferring party must again comply with the rights of first refusal contained in this Section prior to any such transfer.

     15.3 This Agreement will not be terminated, limited or modified in any way by a Transaction. Bariatrix and the Bariatrix Shareholders will notify any other party to a Transaction of the terms of this Section 15 prior to entering into the Transaction. In addition, if requested by BFI, Bariatrix will cause such other party to the Transaction to sign a written agreement assuming all of the responsibilities of Bariatrix hereunder.

16.  GOVERNING LAW
     -------------

     This Agreement will be governed by the Uniform Commercial Code and other applicable laws of the State of California.

*Confidential portions omitted and filed separetely with the Commission.

17.  DISPUTE RESOLUTION
     ------------------

     In the event of a dispute arising out of or relating to this Agreement that the parties cannot resolve between themselves without assistance, the Parties agree to attempt to resolve such dispute through third-party mediation. Any such dispute that is not resolved within thirty (30) days after a request for mediation by either of the parties, will be settled by arbitration to be held in Santa Barbara, California, in accordance with the then-applicable rules of the American Arbitration Association or any successor thereto. If the parties shall not have agreed on a mutually satisfactory arbitrator within ten (10) days of the request of any party for arbitration hereunder, the President of the American Arbitration Association will forthwith appoint an arbitrator. The arbitrator shall be a person experienced in the specialty foods industry with no prior affiliation with either party. The arbitrator may grant injunctions or other relief in such dispute, but may not award punitive or exemplary damages. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction, and the parties hereby irrevocably consent to the jurisdiction of the United States District Court for the Central District of California, or if that court has no jurisdiction, to the California Superior Court in and for the County of Santa Barbara for this purpose. The arbitrator will award to the prevailing party on each material issue that party's reasonable attorney's fees and cost. The term "prevailing party" shall mean that party which shall have substantially prevailed on a material issue in dispute. As to distinct, severable issues in dispute, the arbitrator may decide which party is the prevailing party. Accordingly, the arbitrator will have the discretion to award attorney's fees to both parties, in amounts to be determined by the arbitrator, if the arbitrator shall determine that as to separate and distinct material issues having a bearing on an entitlement to relief each of the parties shall have been a prevailing party. Application for cost and expenses shall be substantiated with documentary verification. The actual cost of the arbitration itself will be borne by the losing party or will be allocated between the parties in such proportions as the arbitrator decides if there are distinct, severable issues in dispute and the arbitrator determines that each parties has to some extent, been a losing party.

18.  FINANCIAL INFORMATION
     ---------------------

     Each party agrees to provide the other party with the following financial information: (i) such party's audited annual financial statements, to be provided within 90 days after the close of each fiscal year; and (ii) such party's unaudited quarterly balance sheet, to be provided within 45 days after the close of each fiscal quarter.

*Confidential portions omitted and filed separetely with the Commission.

19.  FORCE MAJEURE
     -------------

     In the event that either party shall be delayed, hindered in or prevented from the performance of any act required hereunder, by reason of war, riots, insurrection, strikes, labor troubles, failure of power, or the act, failure to act or default of the other party, or any other reason beyond such party's reasonable control, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay.

20.  INDEPENDENT CONTRACTOR STATUS
     -----------------------------

     This Agreement does not in any way create the relationship of joint venture, partnership, or principal and agent between Bariatrix and BFI. The parties have entered into this Agreement solely as independent contractors. Neither party will have any right or authority to assume or otherwise create any obligation or responsibility, express or implied, on behalf of or in the name of the other party, or to bind the other party in any manner or thing whatsoever, without the other party's prior written consent.

21.  NOTICES
     -------

     Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) sent by recognized messenger or next-day courier service, (c) transmitted by telex, telefax or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (d), or (d) mailed by first class mail, postage prepaid, as follows:

If to BFI:             Bio Engineered Foods, Inc.
                       1015 Mark Avenue
                       Carpinteria, CA 93013
                       Attention:
                       Telecopy number: 805-566-0235

With a copy to:        Thomas N. Harding, Esq.
                       Seed, Mackall & Cole
                       P.O. Box 2578
                       Santa Barbara, CA 93120
                       Telecopy number: 805-962-1404

If to Bariatrix:       Bariatrix International, Inc.
                       40 Allen Road
                       South Burlington, VT 05403
                       Attention: Mr. Rod Egger
                       Telecopy number: 802-862-9306

*Confidential portions omitted and filed separetely with the Commission.

With a copy to:        Peter S. Erly, Esq.
                       Gravel and Shea
                       P.O. Box 369
                       Burlington, VT 05402-0369
                       Telecopy number: 802-658-1456

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 21 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

22.  HEADINGS
     --------

     Any headings used herein are for convenience and reference only and will not be deemed to have any substantive effect.

23.  ENTIRE AGREEMENT; CONSTRUCTION
     ------------------------------

     23.1 This Agreement and the instruments referred to herein embody the entire agreement and understanding between the parties relating to the subject matter hereof and may not be amended, waived, or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought. All schedules attached are by this reference incorporated herein. This Agreement supersedes the Prior Agreement in all respects.

     23.2 Unless otherwise agreed by both parties in writing, this Agreement applies to all purchase orders, sales acknowledgments and other documents of purchase which BFI or Bariatrix may deliver with respect to the Products after the date hereof. The terms and conditions of this Agreement will apply to any such document, whether or not this Agreement or its terms and conditions are expressly referenced in such document.

     23.3 If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel, notwithstanding any statute or rule of law to the contrary.

     23.4 Whenever in this Agreement a person is permitted or required to make a decision or determination (x) in its "discretion" or "sole discretion" or under a grant of similar authority or latitude, the person will be entitled to consider any interests and factors as it desires, including its own interests;
(y) in it "good faith," in a "commercially reasonable" manner, "reasonably" or under another express standard, the person will act under that express

*Confidential portions omitted and filed separetely with the Commission.

standard and will not be subject to any other or different standards imposed by this Agreement or otherwise; or (z) if no standard is expressed, the person will apply relevant provisions of this Agreement in making the decision or determination.

24.  NO WAIVER
     ---------

     The failure of either party to enforce at any time any of the provisions hereof (including, without limitation, any inspection rights) will not be construed to be a waiver of such provision, of any other provision, or of the right of such party thereafter to enforce any such provision or other provision.

25.  SECURITIES FILINGS
     ------------------

     The parties agree that BFI will include a copy of this Agreement as an exhibit to one or more filings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. BFI will also describe the terms of this Agreement in one or more such filings. Any such filings will be available to the general public. Upon request by Bariatrix, BFI will use its reasonable efforts to obtain confidential treatment from the SEC for key provisions of the Agreement to the extent feasible, as determined by BFI in consultation with its securities counsel.


                         (SIGNATURES ON FOLLOWING PAGE)

*Confidential portions omitted and filed separetely with the Commission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date first set forth above.


BARIATRIX INTERNATIONAL, INC.                  BIO ENGINEERED-FOODS, INC



By:                                            By:
Name:_________________________                 Name:_________________________

Title:________________________                 Title:________________________



By:                                            By:
Name:_________________________                 Name:_________________________

Title:________________________                 Title:________________________



BARIATRIX SHAREHOLDERS

Accepted and agreed as to Section 15:



_____________________________       Share ownership:______________
Name:

_____________________________       Share ownership:______________
Name:

_____________________________       Share ownership:______________
Name:

*Confidential portions omitted and filed separetely with the Commission.

                                  SCHEDULE 1

                                             BALANCE BAR COMPANY
                                             PRODUCTS CURRENTLY
PRODUCED
=================================================================
                              BARS - US & CANADA
-----------------------------------------------------------------
PRODUCT                                              PRICE
-----------------------------------------------------------------
TOASTED CRUNCH                                      [  *  ]
-----------------------------------------------------------------
CHOCOLATE                                           [  *  ]
-----------------------------------------------------------------
HONEY PEANUT                                        [  *  ]
-----------------------------------------------------------------
MOCHA                                               [  *  ]
-----------------------------------------------------------------
ALMOND BROWNIE                                      [  *  ]
-----------------------------------------------------------------
BANANA COCONUT                                      [  *  ]
-----------------------------------------------------------------
CRANBERRY                                           [  *  ]
-----------------------------------------------------------------

-----------------------------------------------------------------
                                 BARS - JAPAN
-----------------------------------------------------------------
TOASTED CRUNCH                                      [  *  ]
-----------------------------------------------------------------
CHOCOLATE                                           [  *  ]
-----------------------------------------------------------------
HONEY PEANUT                                        [  *  ]
-----------------------------------------------------------------

-----------------------------------------------------------------
                              DRINK MIXES - JARS
-----------------------------------------------------------------
CHOCOLATE                                           [  *  ]
-----------------------------------------------------------------
VANILLA                                             [  *  ]
-----------------------------------------------------------------
STRAWBERRY                                          [  *  ]
-----------------------------------------------------------------
BANANA COCONUT                                      [  *  ]
-----------------------------------------------------------------
MOCHA                                               [  *  ]
-----------------------------------------------------------------

-----------------------------------------------------------------
                           DRINK MIXES-POUCHES - US
-----------------------------------------------------------------
CHOCOLATE                                           [  *  ]
-----------------------------------------------------------------
VANILLA                                             [  *  ]
-----------------------------------------------------------------
STRAWBERRY                                          [  *  ]
-----------------------------------------------------------------
BANANA COCONUT                                      [  *  ]
-----------------------------------------------------------------

-----------------------------------------------------------------
                          DRINK MIXES-POUCHES - JAPAN
-----------------------------------------------------------------
CHOCOLATE                                           [  *  ]
-----------------------------------------------------------------
VANILLA                                             [  *  ]
-----------------------------------------------------------------
STRAWBERRY                                          [  *  ]
-----------------------------------------------------------------
BANANA COCONUT                                      [  *  ]
=================================================================

*Confidential portions omitted and filed separetely with the Commission.

                                  SCHEDULE 2

                          [INTENTIONALLY LEFT BLANK]

                                       19